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                                                                     EXHIBIT 4.5

                    EXERCISABLE ON OR AFTER DECEMBER 10, 1996
                         AND ON OR BEFORE JUNE 12, 2006

No. W-1
                                                                 CUSIP 71623P110

                               Warrant Certificate
                          PETERSBURG LONG DISTANCE INC.

                  This Warrant Certificate certifies that CEDE & CO., or registered assigns, is the registered holder of 123,000 warrants expiring June 12, 2006 (the "Warrants") to purchase Common Shares (the "Common Shares"), of Petersburg Long Distance Inc. ("the Company"). Each Warrant entitles the holder upon exercise to receive from the Company, at any time on or after 9:00 a.m., New York, New York time on December 10, 1996 and on or prior to the close of business on a date ten years following the issue date 34 fully paid and nonassessable Common Shares (each a "Warrant Share") at the initial exercise price (the "Exercise Price") of $6.60 per share payable in the form of cash or certified check, official bank check or bank cashier's check payable to the order of the Company, upon surrender of this Warrant Certificate and payment of the aggregate Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to herein. The Exercise Price and, in some cases, the number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement. All capitalized terms not defined herein shall have the meaning assigned to such terms in the Warrant Agreement.

                  No Warrant may be exercised after 5:00 pm., New York, New York time on June 12, 2006 and to the extent not exercised by such time such Warrants shall become void.

                  Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                  This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

                  This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York.




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                  IN WITNESS WHEREOF, Petersburg Long Distance Inc. has caused this Warrant Certificate to be signed by its Chief Executive Officer and by its Secretary, each by a facsimile of his signature, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated:  June 12, 1996
                          PETERSBURG LONG DISTANCE INC.



                                     By:   /s/ James Hatt
                                         --------------------------
                                         James Hatt
                                         Chief Executive Officer



                                     By:   /s/ Alan Brown
                                         --------------------------
                                         Alan Brown
                                         Secretary
                                               (seal)


Countersigned:
The Bank of New York as Warrant Agent

By:   /s/ Steven Torgeson
      -------------------------
       Authorized Signatory




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         THE WARRANTS REPRESENTED HEREBY AND, AS OF THE DATE THIS WARRANT
         CERTIFICATE WAS ORIGINALLY ISSUED, THE COMMON SHARES PURCHASABLE UPON THEIR EXERCISE, HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND
         (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND THE PROVINCES OF CANADA.

         THE COMMON SHARES (THE "COMMON SHARES") FOR WHICH THIS WARRANT IS EXERCISABLE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. ACCORDINGLY, NO WARRANT HOLDER SHALL BE ENTITLED TO EXERCISE SUCH HOLDER'S WARRANTS AT ANY TIME UNLESS, AT THE TIME OF EXERCISE, (I) A REGISTRATION STATEMENT UNDER THE ACT COVERING THE OFFER AND SALE OF THE COMMON SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT (THE "WARRANT SHARES") HAS BEEN FILED WITH, AND DECLARED EFFECTIVE BY, THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), AND NO STOP ORDER SUSPENDING THE EFFECTIVENESS OF SUCH REGISTRATION STATEMENT HAS BEEN ISSUED BY THE SEC OR (II) THE OFFER AND SALE OF THE WARRANT SHARES TO THE WARRANT HOLDERS ARE EXEMPT FROM REGISTRATION UNDER THE ACT AND THE WARRANT HOLDER, IF SO REQUESTED BY THE COMPANY, HAS DELIVERED TO THE COMPANY AN OPINION OF COUNSEL TO SUCH EFFECT.

         UNTIL THE CLOSE OF BUSINESS UPON THE EARLIEST TO OCCUR OF (i) A DATE 180 DAYS AFTER THE ISSUE OF THE WARRANTS, (ii) SUCH DATE AS SMITH BARNEY INC. MAY DETERMINE, (iii) THE COMMENCEMENT OF AN EXCHANGE OFFER RELATING TO THE 14% SENIOR DISCOUNT NOTES DUE 2004 (THE "SENIOR NOTES") OF PETERSBURG LONG DISTANCE INC. (THE "COMPANY"), (iv) IN THE EVENT OF CHANGE OF CONTROL (AS DEFINED IN THE INDENTURE RELATING TO THE SENIOR NOTES), THE DATE THE COMPANY MAILS NOTICE THEREOF TO HOLDERS OF THE NOTES, THE WARRANTS EVIDENCED HEREBY MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED TO ANY PERSON UNLESS, SIMULTANEOUSLY WITH SUCH TRANSFER, THE HOLDER HEREOF TRANSFERS TO SUCH TRANSFEREE $1,000 PRINCIPAL AMOUNT AT MATURITY OF SENIOR NOTES AND A WARRANT TO PURCHASE 34 COMMON SHARES OF THE COMPANY (SUBJECT TO ADJUSTMENT UNDER SECTION 2A AND SECTION 15 OF THE WARRANT AGREEMENT, DATED AS OF MAY 31, 1996, BETWEEN THE COMPANY AND THE BANK OF NEW YORK, AS WARRANT AGENT) SO TRANSFERRED.

         UNLESS THIS WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY WARRANT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY




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         PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS
         AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT.


                  By accepting a Warrant Certificate bearing the legend above, each holder shall be bound by all of the terms and provisions of the Warrant Agreement (a copy of which is available on request to the Company or the Warrant Agent) as fully and effectively as if such holder had signed the same.

                  The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring June 12, 2006, entitling the holder upon exercise to receive Common Shares of the Company (the "Common Shares"), and are issued or to be issued pursuant to a Warrant Agreement, dated as of May 31, 1996 (the "Warrant Agreement"), duly executed and delivered by the Company to The Bank of New York, as Warrant Agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

                  Warrants may be exercised at any time on or after 9:00 a.m., New York, New York time on December 10, 1996 and on or prior to the close of business on June 12, 2006. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in the form of cash or certified or official bank check or official bank cashier's check payable to the order of the Company, at the office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

                  The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement generally provides that the number of Common Shares issuable upon the exercise of each Warrant shall be adjusted. No fractions of a Common Share will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

                  The Holder of this Warrant is entitled to the benefits of the Registration Rights Agreement, dated as of May 31, 1996, between the Company and Smith Barney Inc., relating to registration of the Warrants and registration of the Common Shares issuable upon exercise of the Warrant.

                  Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by a legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

                  Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.


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                  The Company and the Warrant Agent may deem and treat the
registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                          Form of Election to Purchase
                    (To Be Executed Upon Exercise Of Warrant)

                  The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive __________ Common Shares and herewith tenders payment for such shares to the order of Petersburg Long Distance, Inc. in the amount of $____ in accordance with the terms hereof.

                  The undersigned requests that a certificate for such shares be registered in the name of _____________________, whose address is ______________________ and that such shares be delivered to ________________
whose address is ___________.

                  If said number of shares is less than all of the Common Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of _________________, whose address is ______________, and that such Warrant
Certificate be delivered to _______________, whose address is
___________________.


Date: ____________

         Your Signature:___________________

         (Sign exactly as your name appears on the face of this Warrant)
          Signature Guarantee:


                             FORM OF TRANSFER NOTICE

                  FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

-----------------------------------

-----------------------------------
Please print or typewrite name and address including zip code of assignee the within Warrant Certificate and all rights there under, hereby irrevocably constituting and appointing


---------------------------------------
attorney to transfer the Warrants evidenced by said Warrant Certificate (the "Warrants") on the books of the Company with full power of substitution in the premises.

                  In connection with any transfer of the Warrants occurring prior to the date which is the earlier of (i) the date of an effective Registration or (ii) three years after the later of the original issuance of the Warrants or the last date on which the Warrants were held by an affiliate of the Company, the undersigned confirms, that without utilizing any general solicitation or general advertising:

                                    Check One

(a) the Warrants are being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or

(b) the Warrants are being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Warrant Certificate and the Warrant Agreement.


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If none of the foregoing boxes is checked, the Warrant Agent shall not be obligated to register the Warrants in the name of any Person other than the holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 7(c) of the Warrant Agreement shall have been satisfied.


Date: NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Warrant for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
                              NOTICE:     To be executed by an executive officer